UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 10, 2014
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
On July 10, 2014, we entered into an agreement to acquire the homebuilding assets and operations of Atlanta-based Legendary Communities.  The purchase price for the assets is expected to be approximately $130 million, including the assumption of liabilities and payoff of existing indebtedness.  In addition, the agreement entitles the selling parties to additional earn-out payments targeted at $10 million, subject to the future operating results of the acquired operations.  The acquisition is expected to be completed in the third quarter of 2014.

                A copy of the press release announcing the acquisition is filed with this Form 8-K at Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1     Asset Purchase Agreement dated July 10, 2014*
99.1     Press Release dated July 10, 2014

*Confidential information on this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 14, 2014

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer